Exhibit 99.1

Itiquira Acquisition Corp. Announces it Will Redeem its Public Shares and Will Not Consummate an Initial Business Combination

New York, New York, February 2, 2023-- Itiquira Acquisition Corp. (Nasdaq: ITQ) (the “Company”) announced today that, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Amended Memorandum and Articles”), the Company intends to dissolve and liquidate in accordance with the provisions of the Amended Memorandum and Articles and will redeem all of the outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at an estimated per-share redemption price of approximately $10.17.

The Company stated that despite significant efforts to identify business combination partners and negotiate initial business combination terms, it was unable to reach a deal that would bring clear value to the Company’s shareholders, considering the current adverse market conditions both in the US as well as in Brazil. During the past two years, the Company met with over 85 potential targets, signed NDAs and exchanged information with 50 potential targets and ultimately sent 13 LOIs. However, satisfactory terms were not reached with any of these potential targets. Therefore, in the best interest of the Company’s shareholders, the Company’s Board of Directors decided to return the capital held in the trust account.

As of the close of business on February 15, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed by February 15, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. The Company anticipates that the Public Shares will cease trading as of the close of business on February 14, 2023.

About Itiquira Acquisition Corp.

Itiquira Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, with an initial focus on targets located in Brazil in sectors with strong growth potential, high correlation to Brazil growth, resilient business models, in non-cyclical industries and favorable secular trends, including those that have been historically underserviced by the government (including, but not limited to, technology, healthcare, pharma, education and consumer services).

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the Commission, and subsequent reports filed with the Commission, as amended from time to time. Copies of these documents are available on the Commission’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Itiquira Acquisition Corp.

(646) 350-0341

Gabriela Yu, IR: gyu@itiquiracorp.com